Exhibit 99.2

R.R. Donnelley & Sons Company

Reconciliation of GAAP Net Earnings to Non-GAAP Adjusted EBITDA Adjusted for the

Separation of Donnelley Financial Solutions and LSC Communications

(in millions)

	Six Months Ended June 30, 2016	Twelve Months Ended December 31, 2015	Twelve Months Ended December 31, 2014	Twelve Months Ended December 31, 2013

GAAP net earnings attributable to RR Donnelley common shareholders (A)	$25.3	$151.1	$117.4	$211.2

Adjustments
Less: income from discontinued operations, net of tax (B)	(65.9)	(222.1)	(205.9)	(232.0)
Income (loss) attributable to noncontrolling interests (C)	0.5	(12.7)	3.4	7.0
Income tax benefit (C)	(40.3)	(11.7)	(84.8)	(144.8)
Interest expense - net (C)	137.4	277.4	284.5	263.0
Investment and other expense - net (C)	0.6	43.9	22.2	24.8
Depreciation and amortization (C)	102.5	232.5	254.6	207.7
Restructuring, impairment and other charges - net (D)	13.5	62.7	72.3	46.3
Acquisition-related expenses (D)	2.0	0.5	7.0	4.8
Spinoff-related transaction expenses (D)	24.7	11.4	—	—
Pension settlement charges (D)	20.4	—	—	—
Gain on disposals of businesses (D)	(12.3)	—	—	—
Loss on debt extinguishment (D)	—	—	77.1	81.9
Purchase accounting inventory adjustments (D)	—	—	12.1	—

Total Non-GAAP adjustments (E)	183.1	381.9	442.5	258.7

Non-GAAP adjusted EBITDA RRD continuing operations (E)	$208.4	$533.0	$559.9	$469.9

Net sales (D)	$3,288.4	$6,957.7	$7,195.4	$6,176.6
Non-GAAP adjusted EBITDA margin % (E)	6.3%	7.7%	7.8%	7.6%

See accompanying notes to the unaudited non-GAAP financial information.

R. R. Donnelley & Sons Company

Unaudited Segment GAAP to Non-GAAP Operating Income and Non-GAAP

Adjusted EBITDA and Margin Reconciliation

For the Six Months Ended June 30, 2016

(in millions)

	Variable Print	Strategic Services	International	Corporate	Consolidated

Net sales (C)	$1,521.5	$784.6	$982.3	$—	$3,288.4
Operating expense (C)	1,427.6	772.6	918.9	111.7	3,230.8

Income (loss) from operations (C)	93.9	12.0	63.4	(111.7)	57.6
Operating margin %	6.2%	1.5%	6.5%	nm	1.8%

Non-GAAP Adjustments
Restructuring, impairment and other charges - net (D)	2.8	0.7	5.1	4.9	13.5
Spinoff-related transaction expenses (D)	—	—	0.4	24.3	24.7
Acquisition-related expenses (D)	—	—	—	2.0	2.0
Pension settlement charges (D)	—	—	—	20.4	20.4
Gain on disposals of businesses (D)	—	—	(12.3)	—	(12.3)

Total Non-GAAP adjustments	2.8	0.7	(6.8)	51.6	48.3

Non-GAAP income (loss) from operations (E)	$96.7	$12.7	$56.6	$(60.1)	$105.9
Non-GAAP operating margin % (E)	6.4%	1.6%	5.8%	nm	3.2%

Depreciation and amortization (C)	60.0	9.7	31.9	0.9	102.5

Non-GAAP Adjusted EBITDA (E)	$156.7	$22.4	$88.5	$(59.2)	$208.4
Non-GAAP Adjusted EBITDA margin % (E)	10.3%	2.9%	9.0%	nm	6.3%

See accompanying notes to the unaudited non-GAAP financial information.

R. R. Donnelley & Sons Company

Unaudited Segment GAAP to Non-GAAP Operating Income and Non-GAAP

Adjusted EBITDA and Margin Reconciliation

For the Twelve Months Ended December 31, 2015

(in millions)

	Variable Print	Strategic Services	International	Corporate	Consolidated

Net sales (C)	$3,214.9	$1,604.6	$2,138.2	$—	$6,957.7
Operating expense (C)	3,006.7	1,564.0	2,055.3	105.8	6,731.8

Income (loss) from operations (C)	208.2	40.6	82.9	(105.8)	225.9
Operating margin %	6.5%	2.5%	3.9%	nm	3.2%

Non-GAAP Adjustments
Restructuring, impairment and other charges - net (D)	9.1	5.8	43.6	4.2	62.7
Spinoff-related transaction expenses (D)	—	—	—	11.4	11.4
Acquisition-related expenses (D)	—	—	—	0.5	0.5

Total Non-GAAP adjustments	9.1	5.8	43.6	16.1	74.6

Non-GAAP income (loss) from operations (E)	$217.3	$46.4	$126.5	$(89.7)	$300.5
Non-GAAP operating margin % (E)	6.8%	2.9%	5.9%	nm	4.3%

Depreciation and amortization (C)	134.1	19.5	75.7	3.2	232.5

Non-GAAP Adjusted EBITDA (E)	$351.4	$65.9	$202.2	$(86.5)	$533.0
Non-GAAP Adjusted EBITDA margin % (E)	10.9%	4.1%	9.5%	nm	7.7%

See accompanying notes to the unaudited non-GAAP financial information.

R. R. Donnelley & Sons Company

Unaudited Segment GAAP to Non-GAAP Operating Income and Non-GAAP

Adjusted EBITDA and Margin Reconciliation

For the Twelve Months Ended December 31, 2014

(in millions)

	Variable Print	Strategic Services	International	Corporate	Consolidated

Net sales (C)	$3,268.5	$1,563.0	$2,363.9	$—	$7,195.4
Operating expense (C)	3,083.7	1,512.2	2,252.9	132.7	6,981.5

Income (loss) from operations (C)	184.8	50.8	111.0	(132.7)	213.9
Operating margin %	5.7%	3.3%	4.7%	nm	3.0%

Non-GAAP Adjustments
Restructuring, impairment and other charges - net (D)	40.1	6.6	21.1	4.5	72.3
Purchase accounting inventory adjustments (D)	12.1	—	—	—	12.1
Acquisition-related expenses (D)	—	—	—	7.0	7.0

Total Non-GAAP adjustments	52.2	6.6	21.1	11.5	91.4

Non-GAAP income (loss) from operations (E)	$237.0	$57.4	$132.1	$(121.2)	$305.3
Non-GAAP operating margin % (E)	7.3%	3.7%	5.6%	nm	4.2%

Depreciation and amortization (C)	139.7	19.4	87.7	7.8	254.6

Non-GAAP Adjusted EBITDA (E)	$376.7	$76.8	$219.8	$(113.4)	$559.9
Non-GAAP Adjusted EBITDA margin % (E)	11.5%	4.9%	9.3%	nm	7.8%

See accompanying notes to the unaudited non-GAAP financial information.

R. R. Donnelley & Sons Company

Unaudited Segment GAAP to Non-GAAP Operating Income and Non-GAAP Adjusted EBITDA and Margin Reconciliation

For the Twelve Months Ended December 31, 2013

(in millions)

	Variable Print	Strategic Services	International	Corporate	Consolidated

Net sales (C)	$2,350.0	$1,404.7	$2,421.9	$—	$6,176.6
Operating expense (C)	2,183.1	1,363.5	2,281.7	137.2	5,965.5

Income (loss) from operations (C)	166.9	41.2	140.2	(137.2)	211.1
Operating margin %	7.1%	2.9%	5.8%	nm	3.4%

Non-GAAP Adjustments
Restructuring, impairment and other charges - net (D)	15.2	6.2	18.8	6.1	46.3
Acquisition-related expenses (D)	—	—	—	4.8	4.8

Total Non-GAAP adjustments	15.2	6.2	18.8	10.9	51.1

Non-GAAP income (loss) from operations (E)	$182.1	$47.4	$159.0	$(126.3)	$262.2
Non-GAAP operating margin % (E)	7.7%	3.4%	6.6%	nm	4.2%

Depreciation and amortization (C)	94.8	17.4	91.0	4.5	207.7

Non-GAAP Adjusted EBITDA (E)	$276.9	$64.8	$250.0	$(121.8)	$469.9
Non-GAAP Adjusted EBITDA margin % (E)	11.8%	4.6%	10.3%	nm	7.6%

See accompanying notes to the unaudited non-GAAP financial information.

R.R. DONNELLEY & SONS COMPANY AND SUBSIDIARIES

Notes to Unaudited Non-GAAP Financial Information

(A)	Reflects RR Donnelley’s consolidated historical financial statements prepared in accordance with GAAP and does not reflect any adjustments related to the Distribution.

(B)	Reflects the discontinued operations of the Donnelley Financial Solutions and LSC Communications businesses. This represents the net earnings directly associated with the results of operations of Donnelley Financial Solutions and LSC Communications.

(C)	Reflects only the results of RR Donnelley continuing operations.

(D)	Reflects significant items that were previously identified in RR Donnelley’s quarterly and annual earnings releases dated August 3, 2016, February 25, 2016, February 25, 2015, and February 25, 2014 and that do not relate to income or expense items included in the Income from discontinued operations, net of tax line item above.

(E)	The information contained in this line is a non-GAAP measure and thus is not calculated in accordance with GAAP. The Company believes that these non-GAAP measures, when presented in conjunction with comparable GAAP measures, are useful because that information is an appropriate measure for evaluating the Company’s operating performance. Internally, the Company uses this non-GAAP information as an indicator of business performance, and evaluates management’s effectiveness with specific reference to these indicators. These measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.